Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Andrew Samuel
717.798.4230

SUNSHINE BANCORP, INC. HIRES VETERAN BANKING

EXECUTIVE ANDREW SAMUEL

Current CEO J. Floyd Hall Announces Retirement

Company Release – October 14, 2014

PLANT CITY, FL – Sunshine Bancorp, Inc. (NASDAQ: SBCP) (the “Company”) announced today that the Company and its wholly owned subsidiary, Sunshine State Bank (the “Bank”), have hired Andrew Samuel as the president, chief executive officer, and director of the Company and Bank, effective today.

Mr. Samuel will succeed J. Floyd Hall, who has led the Company since 1986 as president and chief executive officer. Mr. Hall announced his retirement, but will remain on the Board of Directors, and will serve in an advisor capacity to Mr. Samuel.

“We are extremely proud to have attracted an executive of Andrew’s caliber to join our Company,” said Ray H. Rollyson, chairman of the board since 2007. “Not only because of his background and financial services experience, but also his core values and experience in creating successful financial companies.”

Mr. Samuel is an accomplished leader with over 30 years of industry experience. He most recently served as chairman, president and CEO of Susquehanna Bank. His responsibilities there included the overall leadership and strategic direction of the bank’s network of more than 240 branch offices; marketing; Susquehanna Wealth Management; and specialized business lines including commercial finance, small business, insurance and mortgage lending.

“I look forward to working with the Bank’s leadership team to create a great values-based bank franchise and I am very optimistic about the greater Tampa Bay area economy and the prospects in the coming years,” said Samuel. “What attracted me to the Company was the fact that I will be working with a group of directors that share similar values and a desire to grow the Company into a great Florida franchise.”

J. Floyd Hall added, “Andrew is a great addition to our Company and I am confident that his expertise and strengths will help lead us into a new era of growth, profitability, and operational stability.”

Throughout his career, Samuel has maintained a commitment to fostering core company values and creating a thriving corporate culture where employees, customers, shareholders, and the local communities all benefit.

“We remain very appreciative of Floyd’s leadership as president and CEO for the past 28 years, as he has been instrumental in the profitability and growth of the bank,” said Rollyson. “Additionally, we are pleased he will be available to work together with Andrew to ensure a successful transition and continue to help lead the Company through his position on the Board.”

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About Sunshine Bancorp, Inc.

Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine State Bank. First organized in 1954 under the name First Federal Savings and Loan Association of Plant City, in 2014 after converting from the mutual form of organization to the stock form, the current name of Sunshine State Bank was adopted. Operations are conducted from the main office in Plant City, Florida. The Company provides financial services to individuals, families and businesses primarily located in Hillsborough County and Pasco County, Florida. For further information, visit the Company website www.sunshinestatefederal.com.

Safe Harbor for Forward-Looking Statements

The Press Release contains forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. The statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. The Company’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, including the factors that are more fully described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

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